NeurMedix Post-Qualification Marketing Rollout Strategy


NeurMedix INC.

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NeurMedix INC.

NEURMEDIX POST-QUALIFICATION MARKETING ROLLOUT STRATEGY

TV, Radio & Digital


ALZHEIMER'S

Migraines Parkinson's Alzheimer's | INVESTNOW! $6 A SHARE

NeurMedix INC. 800.817.6761 Discover Investment Options at www.NeurMedixInc.com



Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities

NEURMEDIX POST-QUALIFICATION MARKETING ROLLOUT STRATEGY

TV, Radio & Digital


NeurMedix INC.
INVEST NOW!

NeurMedix, Inc., is a clinical-stage biopharmaceutical company that engages in development therapeutic products for the treatment of neurological diseases. NeurMedix's most developed product candidate has demonstrated activity in a wide variety of pre-clinical inflammatory disease models, and the Company has completed three Phase I, two Phase I/II, and one Phase II clinical studies, and is positioned to file Phase II INDs for clinical trials for the treatment of patients with severe Parkinson's disease, migraine, post-operative cognitive dysfunction ("POCD"), and inclusion-body myositis ("IBM"). The Company believes that this particular product candidate has applications to treat various diseases. Further studies are contemplated for amyotrophic lateral sclerosis (also known as "ALS" or "Lou Gehrig's Disease"), Huntington's disease, Alzheimer's disease, and encephalitis. The Company's seeks to develop first-in-class therapeutic products for neurological diseases, with a strategic focus on disorders with significant unmet medical needs. The Company believes that a focus on disorders with significant unmet medical needs may provide opportunity to expedite Food and Drug Administration ("FDA") approvals and commercialization, minimize capital requirements and optimize shareholder value."

800.817.6761 | **www.neurmedixipo.com**

Forward-Looking Statement Disclaimer:
This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

17 COMPLETED
11 pre-clinical, Phase I, Phase I/II, and Phase II 6 clinical studies

$80 MILLION
invested on developing NeurMedix's NE3107

4 DISEASES
with tremendous unmet medical needs are being targeted

17 YEARS
of patent protection — intellectual property protected up to 2034, and will be lengthened

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.
An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.

NeurMedix “What If” 60 Sec Storyboard Spot 1


SCENE 1
ALZHEIMER'S


SCENE 2
PARKINSON'S


SCENE 3
MIGRAINES


SCENE 4
INVEST IN
DEVELOPING MEDICINES TO TREAT
ALZHEIMER'S - MIGRAINES - PARKINSON'S - ALS
NeurMedix
800.817.6761


SCENE 5
CALL NOW
JOIN THE FIGHT AGAINST
ALZHEIMER'S, MIGRAINES, PARKINSON'S, ALS
NeurMedix
800.817.6761


SCENE 6
INVEST IN
800.817.6761
$6 A SHARE

VIDEO	AUDIO
WOMAN, Text: Alzheimer's	I have Alzheimer's
MAN, Text: Parkinson's	I have Parkinson's
FOUR PEOPLE, Text: Migraines	(VO) And many people are affected by Migraines.
NeurMedix Logo. Team of three doctors. "Become Part Of The Solution". Woman in lab working.	(VO) You can invest in a company developing treatments of neurological diseases. Scientific publications indicate that Neuro-inflammation causes insulin resistance in the brain, which is the root cause of Alzheimer's Disease.
	(VO) NeurMedix is a biotech company you can invest in now! They have a drug, NE3107, that was effective in astudy against this type of insulin resistance.
	(VO) In Parkinson's, another neurodegenerative disease caused by inflammation, NeurMedix conducted a study where NE3107 outperformed the only FDA approved drugs for the treatment of Parkinson's Disease and L-dopa induced dyskinesia, both individually and incombination.
	(VO) Importantly it enhanced the results of the existing approved drugs, which given its safety profile, should achieve FDA approval with proof of efficacy.
MAN 2	Invest
OLDER WOMAN	Invest
MIDDLE AGED WOMAN	Invest
WOMAN 2	Invest in NeurMedix
	(VO) This is your chance to Invest Now. Call the numberon the screen for more information.

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words “estimate,” “project,” “belief,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

The information in these materials has been prepared by NeurMedix, Inc., (the “Company”) solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission (“SEC”). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.

NeurMedix 60 Sec Storyboard Spot 2


SCENE 1


SCENE 2


SCENE 3
800.817.6761


SCENE 4
ALZHEIMER'S · MIGRAINES · PARKINSON'S
800.817.6761


SCENE 5
BECOME
PART OF
THE SOLUTION


SCENE 6


SCENE 7


SCENE 8


SCENE 9
ALZHEIMER'S · MIGRAINES · PARKINSON'S
800.817.6761


SCENE 10
800.817.6761
$6 A SHARE

NeurMedix 60 Sec Transcription Spot 2

VIDEO	AUDIO
Run Banner at Bottom with Call to Action: NeurMedix Logo and Phone Number.	
	(VO) Alzheimer's, Parkinson's, and Migraines. A life of suffering is no life at all. What if there was a way to change everything?
	(VO) It is scientifically accepted that neuro-inflammation causes neurodegeneration in Alzheimer's, Parkinson's and Migraines.
Call Action	(VO) Introducing NeurMedix, a biotech company, you can now invest in with a powerful drug treating neuroinflammation with no negative side effects.
	(VO) NeurMedixs' leading drug NE3107 successfully demonstrated slowing inflammation in eleven pre-clinical and six human clinical studies with more phase two studies to come.
	(VO) If NE3107 shows in the upcoming human clinical studies the halting of the neuro-inflammation and the resultant neuro-degeneration, then it may be the holy grail for the treatment of neurological and neuro-degenerative disease
	Newspaper example, Biogen, upon announcing promising preliminary Phase 1b data, appreciated by $30 billion.
	(VO) This is your chance to Invest Now. Call the number on the screen for more information.

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.

NeurMedix 30 Min Storyboard


SCENE 1
Hello. My name is Brian Corsetti. I'm here to tell you about NeurMedix.


SCENE 2
800.817.6761
$6 A SHARE
"What if" 60 Sec Spot 1


SCENE 3
Testimonials


SCENE 4
ALZHEIMER'S GREATER LOS ANGELES (ALZGLA) INTERVIEW- John Sieber


SCENE 5
SAVE LIVES AT $6 A SHARE
800.817.6761
$6 A SHARE
SEGWAY: 60 Sec Spot 2


SCENE 6
Testimonials


SCENE 7
NEURMEDIX - First Interview- COO-Clarence Ahlem


SCENE 8
800.817.6761
$6 A SHARE


SCENE 9
Testimonials


SCENE 10
(VO) The root of most neurological disorders is Inflammation!


SCENE 11
GOODBYE / OUTRO

INTRODUCTION

Hello. My name is Brian Corsetti.

I'm here to tell you about NeurMedix. NeurMedix is a bio-tech company working on answers to Parkinson's, Alzheimer's, Migraines and ALS. Until now, scientists didn't fully understand the core of neurological disorders. NeurMedix knows that chronic inflammation is one of the primary causes in these diseases.

NeurMedix has come along as possibly one of the first companies to halt inflammation. Though still in the clinical stages of their studies, NeurMedix is ready to move toward FDA approval. Which means millions can benefit from their drug.

NeurMedix is ready for the next stage of the game. And you can share in their success. By investing in NeurMedix, you essentially own a piece of company that can potentially help millions. Just a few more studies and FDA approval is on its way.

Other companies in the biotech field have traded and sold for billions, and not one of them had or has a drug to halt inflammation. At best these companies have drugs to help ease symptoms for those suffering. Can you imagine being able to take ownership of an incredible company before it reaches the market, and be a part of its success? Potentially helping those with Parkinson's, Alzheimer's, Migraines and ALS.

Now you can. By investing with NeurMedix today. We are going to explore a little bit further by having a few questions answered with the Alzheimer's Association as well as NeurMedix. Get ready to get excited. You're in for a treat.

NEURMEDIX TRANSCRIBED

Host: We have the privilege to sit down with Chris Redding, Neurmedix's Chief Scientific officer and Clarence Alum, who is the COO of NeurMedix. Thank you guys for joining me today. So real quick, how do you get into something like this? What is your background in it?

Scientist: I've been working in drug development since the mid-eighties. A long time. And working on this class of drugs in particular, since 1998 and on NE3107 itself since 2006.

Host: Wow, so you've been there, done that, you've seen how it's kind of grown.

Scientist: I've been there from the very first concept of it through every facet of its testing.

Host: And Chris, is that the similar story with you?

CEO: Yeah, I got my PHD back in the 70's and then have been doing science for 35 years. I've been working with Clarence on this for the same period of time. We've worked together for 24 years.

Host: Two legends sitting right here with me. First I want to talk about for those of you who don't know what a neuro-Inflammation is, tell us a little about what that is.

Scientist: Everyone has a sense of what inflammation is in the body. It's a response of certain cells to an infection or damage and injury. Well there is an analogous set of reactions that go on in the brain. An analogous set of cells that have very similar functions. Just as in the body where an over-reaction caused like arthritis, when your immune system in your brain is over-reacting, reacts too long you can cause neuro-degeneration or cause neurons to malfunction. And this is how you get various neurological diseases. Depending on where in the brain it starts to form you can get Parkinson's or Alzheimer's or ALS. They all have a very common mechanism in terms of the inflammatory processes that is even though they have different names, neuro-inflammation is at its core the same no matter what the disease.

Host: How does 3107 compare then to what's on the market right now?

Scientist: For instance if we talk about what's on the market for migraine as we were discussing earlier it's a completely new drug in terms of its mechanism of action and it's very safe and its mechanism is very broad allowing it to affect a number of different neuropathways vs what's on the market they impact very narrow pathways and thus have a more limited benefit and if you look at over the counter medications because there are so many people that have a need for it but overall in terms of the target population is still relatively small. We believe we have the potential to benefit large swaths of the diseases that we are targeting.

NEURMEDIX TRANSCRIBED

Host: So a typical migraine pill sometimes the side effects is like you take it, you feel coolness, it's just a really intense feeling and this particular case what you guys have discovered it limits those side effects.
Scientist: There are none reported. There are actually none observed.
Host: No side effects?
Scientist: None observed at this point. No side effects have been observed in clinical studies and in animal reports in toxicology studies there is no observable side effects what you would call a side effect and no significant toxicities. So it has a really attractive profile. The other nice thing about is there is a thing called drug interactions which is especially important because when people get older people get Parkinson's disease people get Alzheimer's disease people take a lot of different medications they need it for heart or various other things going on NE3107 has very little potential to interact with other drugs which means you can combine it with other medications safely.
Host: It's free of any interactions.
Scientist: As far as we know all the testing thus far indicates it is completely free of drug interactions.
Host: So and most of these other medicines whether you have a prescription or not have got a lot of toxic, it can backfire right? How can that be?
CEO: It was quite a question for us until we started to learn molecularly how the drug actually interacts and we did binding studies and found the central signaling node that actually binds to the drug and it turns out there are two states of that. One that is activated in inflammatory destructive processes and one which is required for healthy homeostatic functions. And this drug only inhibits the destructive inflammatory node so it's really remarkable.

CEO: In drug development you're always looking forward and so what that meant was there was a lot of opportunity but now there's a lot of questions that we had to deal with to move it forward so it kind of got into this question about inflammation and there's in addition to what you see in the skin there's also inflammation in organs and so we went into diabetes and tested it there and in diabetes the inflammation is in fat that's why the obese have a very high risk of diabetes and we found that this would control the inflammation in fat. It turns out since we have discussed Alzheimer's and Parkinson's that the same process of metabolic inflammation in diabetes can lead to the development of Alzheimer's. And so the same pathway that we have shown in clinical trials in diabetes is the same pathway that's involved in the neurodegeneration that goes on in Alzheimer's.

NEURMEDIX TRANSCRIBED

Host: I love it. I'm going to concentrate real quick on Parkinson's It's a hot topic now obviously and this drug helps that specifically along with all the other things we talked about but specifically Parkinson's what can you tell us about that?

Scientist: Neuro-inflammation is the basis for all neurodegenerative diseases. And Parkinson's is a neurodegenerative disease. And so certain parts of the brain are the parts that make dopamine. Dopamine is a neurotransmitter that's involved in motion. What also happens in Parkinson's is you have neurodegeneration throughout which is more subtle initially but also causes lots of problems later on cognitive defects because it's a neuro-inflammatory condition and NE3107 is an anti-inflammatory that can combat that inflammation. You can slow the inflammatory processes and in animal logs you can slow disease progression.

CEO: So now if you look at the literature about Alzheimer's disease it's being called Type 3 Diabetes. So Type 1 diabetes begins in the pancreas and insulin type 2 diabetes is where you have this " and " that makes a bunch of inflammatory mediators and you don't deal with insulin right and you become insulin resistant. Type 3 diabetes is where insulin signaling in the brain gets inhibited and doesn't work as well. In each one of these cases there are these immune like cells. So there's immune cells in the skin immune cells in the cells in the fat and there are immune like cells in the brain and those cells are affected by this neuro inflammation by insulin resistance and Alzheimer's and Parkinson's it's kind of the same mechanism and the pathway again goes through the same central node that we've found that our drug does.

Scientist: The drug was screened initially to be used in type 2 diabetes. And type 2 diabetes there are a lot of different drugs that are out there and so we knew it had to be very safe because the FDA doesn't see this as a life threatening disease so you can't have any side affects you can't have anything wrong with this drug you can't have a blemish

Host: This impacts neurological diseases in a huge way.

Scientist: Right, and so we ended up with a drug that was screened to be as safe as it could possibly be as far as we know and has the application as a disease modifying agent which has very few side effects, potential side effects to these very serious diseases very serious you know that totally ruin the quality of life you know it's something that looms over all of us and it has the potential to do something completely beyond what we thought when it was first discovered first tested.

Host: I'm here with John Seber with Alzheimer's Greater Los Angeles. John thanks for hanging out with me today.

John: Thank you so much for having me.

NEURMEDIX TRANSCRIBED

Host: So tell us a little more about your organization.

John: Alzheimer's Greater Los Angeles is a nonprofit focused exclusively here on Greater L.A. including the Inland Empire. We provide services directly to the families that are affected whether it be support groups, a 24 hour help line, memories in the making, art programs, anything that a family needs we are there for them as they go through the journey of Alzheimer's. I don't know if you know Brian but there are 5 million Americans affected by Alzheimer's currently and the estimates are that's going to triple in the next twenty to thirty years and here in Greater Los Angeles we have about 250 thousand that are affected it's the most affected community in America.

Host: What can people do to help with your organization?

John: You know people can do a lot. And we appreciate all the help we can get. For people who live here in Greater Los Angeles including the Inland Empire look for our heart. Everything ALZGLA does we do it with heart so it's easy to look for our logo. But I think globally what people can do we were talking about this earlier is people are always asking what can I do to prevent it? The best thing you can do is live a healthy lifestyle. A healthy heart is a healthy brain. Keep your brain active keep your heart active eat a Mediterranean diet and stay informed. Know what's going on with Alzheimer's. We also were just talking about a lady who recently went missing here in L.A. and she hasn't been found yet so people know what the warning signs are they know what to look for in their lives or in strangers that's a really important thing. But people here who live here locally can get involved join us directly join us for a walk we are going to have a walk here soon doing another event volunteer or donate. Go to ALZGLA to find out even more of those opportunities.

Host: You mentioned a lady getting lost. She had stage 3 Alzheimer's right?

John: She was in her mid to late stages I don't know exactly the details but I know she was with her husband at LACMA, quick walker, non-communicative and wondered off.

Host: And she's been gone for six months?

John: Wondering happens with a lot of people. I don't know the exact statistics but many people who have Alzheimer's will eventually wonder and once a person's gone they're hard sometimes they are hard to find.

Host: You said to donate your time for a walk. Walk for Alzheimer's so tell us about that.

NEURMEDIX TRANSCRIBED

John: Walk for Alz is Alzheimer's Greater Los Angeles biggest most visible event and also I think it's our most fun. You should come out and join us it's going to be Sunday October 29th in Century City in costume two days before Halloween so we are encouraging people mostly kids but you can do it if you want. Wear your costumes come out and join us. One thing that makes walk for Alz there will probably be about a dozen different walks for different causes but walk for Alz is the only one that we are doing it will be the largest we are going to invite 1500 to 2000. It's a great opportunity for families and companies who have been affected in the industry to come out and just have a fun morning. We do a lot of events. Run for Alz is one of them so if you're a runner and you wanna run the whole marathon run the whole marathon or the half marathon run the half marathon and you can raise funds if you're not a runner but you want to virtually run sign up that way too. Other events that we have coming up. Women are the epicenter of Alzheimer's. They're more likely to develop the disease themselves and they're far more likely to be the caregiver if you happen to be diagnosed. So we created a revolutionary initiative called Women for Alz and we have our lunch coming up Thursday November 9th in West L.A.
Host: You've got a lot of events going on. Where can somebody find out information on anything to do to figure schedule or what?
John: Thank you so much for asking because I forgot to mention the website. ALZGLA.org to find out how to register to walk register to run or basically information about Alzheimer's. ALZGLA.org

Host: So if a company found a cure for Alzheimer's how that would affect your organization?
John: I think if a company found the cure to Alzheimer's...
Host: Fingers crossed right?
John: I mean I know I'm hoping for it. Everybody else at Alzheimer's Greater L.A. hopes for it. We see it every day. People are losing not only their loved one but going completely bankrupt. I know for my family I had a personal experience with it my aunt was the caregiver for my grandmother for the last eight years of her life and for three years was changing her mothers diaper so I think it would revolutionize the world. People don't realize, I didn't realize people actually die from Alzheimer's. It's the fifth leading cause of death in California.
Host: It doesn't only affect the individual itself that has it. It affects the family multiple people within the family that has to take care, the financial burden like you said. I hope that if a company does find a cure at least hopefully you'll still keep having your events every year.

NEURMEDIX TRANSCRIBED

John: I think any non-profit would love to go out of business if the cure were found. Currently there are 250 thousand people in Greater L.A. who live with dementia and we know that number's gonna' triple in the next twenty years so even if a cure were to be found there's still gonna' be a need to help those families.

Host: And it's only tripling because the population is tripling right? Or are we doing something? I guess we don't know the answer to that causing it to affect us.

John: They're doing a lot better job diagnosing than they ever have before and also people are getting older. The number one factor for Alzheimer's is age. The older you get the higher your risk of dementia. However and this will break your heart. They are seeing a lot of people show up in their forties or fifties. The girl that used to work with me her father was diagnosed at 59. He passed away. This disease is wiping out families as you said.

Host: John thank you so much for coming here and talking about that. (23:22)

OUTRO

Hello again.

First. I want to thank you for being a part of these special interviews with me. Talking firsthand with the Alzheimer's Greater Los Angeles and hearing them share their unique insight to this crippling disease was transformative for me.

And to then sit with the heads of a revolutionary biotech company, NeurMedix ,while they share their groundbreaking advances, I didn't realize until now just how deeply neurological disorders impact those suffering. It excites me to think maybe we can help. And I'm hoping you are excited too.

What is equally exciting as changing lives through treatments, is the chance to invest in NeurMedix directly & become an owner in this opportunity.

This is a rare investment prospect and one not to be overlooked.

People rarely find companies that are already tried and tested and be a part of their quest for a better life. It is a rare opportunity to find a product that is so promising. And for the chance to buy in as an investor and owner. But you can.

You can place your stake in NeurMedix and join the fight as the company seeks the FDA approval they need to finally help those in need to suffering from Alzheimer's, Migraines. Parkinson's, ALS, and more. Call today. Call Now. Even if you just want more a little more information.

Anyone can Invest. Let's discover real help to those suffering with Alzheimer's, Migraines, Parkinson's, ALS, and more. And let's make a return on our in-vest-ment in the process.

Call the numbers on the screen today and invest in a solution now!

DISCLAIMER

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.

Radio Spot Copy

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.

Accredited and pre-qualified non-accredited investors. Thanks to technological advances in health care and lifestyle, America's population is living longer. With that comes pluses and minuses.

One downside to the aging population is the sharp increase in American's dying from Alzheimer's and other neurodegenerative disorders. The last fifteen years has seen a 55% increase in death by Alzheimer's.
Currently science knows of no cure. But NeurMedix is a company developing therapeutic products for the treatment of neurological disorders. There is an unmet need for this in the marketplace.

And now is a rare opportunity to invest.
Call now for a free prospectus: 800-298-8635. 800-298-8635. 800-298-8635.
Disclaimer (read fast): Before you invest, read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.



NeurMedix Offers Page


Neurmedix
Biopharmaceutical
Regulation A
$15,045,000
$50,000,000
Corporate Objective: To develop life-changing medicines to treat neurological and neurodegenerative disorders
Purchased securities are not currently tradeable.
Science
Health
Technology
Overview
Highlights
Investment Details
Q&A with Founder
Leadership
REQUEST ACCESS
RAISE DETAILS
Offering Type
Regulation A
Funding Goal
$50,000,000
Price Per Share
$7
Min. Investment Amount
DOCUMENTS

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company's management. When used in the offering materials, the words "estimate," "project," "belief," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Company's offering statement, which may be found at www.neurmedixipo.com.

The information in these materials has been prepared by NeurMedix, Inc., (the "Company") solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase securities. Any such offer will be made solely by means of the offering circular qualified by the U.S. Securities and Exchange Commission ("SEC"). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom it is unlawful to make such offer or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved or passed upon the accuracy or adequacy of this presentation.

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.neurmedixipo.com. You should read the offering circular before making any investment.